Exhibit 99

Analyst Contact:

Media Contact:

Jonathan Peisner

Julie Vincent

(317) 249-4390

(317) 249-4233

jpeisner@adesa.com	jvincent@adesa.com

ADESA Reports Second Quarter 2005 Results

EPS of $0.40 driven by revenue growth and efficiency gains

Carmel, IN, July 28, 2005 — ADESA, Inc. (NYSE: KAR), North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing, today reported its second quarter financial results for the period ended June 30, 2005.  For the second quarter of 2005, the company reported net income of $35.9 million, or $0.40 per diluted share, on revenue of $247.7 million.  For the second quarter of 2004, ADESA reported net income of $28.6 million, or $0.32 per diluted share, on revenue of $231.0 million.   Results for the second quarter of 2004 included a $4.0 million after-tax charge ($0.04 per share) resulting from litigation related to the company’s discontinued vehicle importation business.

Second Quarter and Recent Highlights:

•      Achieved second quarter 2005 operating profit increases of eight percent for Auction and Related Services segment and 24 percent for Dealer Financing segment (AFC);

•      Achieved all-time record volume of more than 280,000 AFC loan transactions;

•      Reinitiated strategic growth program as demonstrated by acquisitions of a used vehicle auction near Washington, D.C. and a salvage auction near Charlotte, North Carolina;

•      Appointed Brent Huisman to Vice President of Dealer Relations, further strengthening focus on growing ADESA’s dealer consignment business; and

•      Completed debt refinancing in July, providing increased financial flexibility and a reduction in effective interest rates.

“ADESA’s second quarter results and recent accomplishments demonstrate our ability to both tactically grow our business while strategically pursuing new growth initiatives,” stated ADESA, Inc. Chairman, President and Chief Executive Officer, David Gartzke.  “In addition to growing our revenue and operating profit at both business segments, the recent strategic actions we’ve implemented demonstrate our commitment to growing our dealer consignment business, enhancing alternative remarketing channels for our customers, expanding our geographic footprint, reducing debt costs and seeking new growth avenues that leverage our core competencies, customer relationships and vehicle remarketing expertise.”

Quarterly Consolidated Results

For the second quarter of 2005, the company reported revenue of $247.7 million as compared with revenue of $231.0 million in the second quarter of 2004.   The $16.7 million increase in revenue for the second quarter of 2005 was primarily due to benefits from higher revenues per vehicle sold, favorable Canadian currency translation, revenues from the company’s recently acquired Washington D.C. auction and increased loan transaction volume and revenue per loan transaction at AFC.

Net income for the second quarter was $35.9 million or $0.40 per diluted share, as compared with net income of $28.6 million, or $0.32 per diluted share in the second quarter of 2004.   Results for the second quarter of 2005 include $4.8 million pre-tax ($2.9 million after-tax) of incremental interest and corporate expenses resulting from the company’s June 2004 recapitalization and need for additional infrastructure required to operate as an independent public company.   Results for the second quarter of 2004 included a $4.0 million after-tax charge ($0.04 per share) related to the company’s discontinued vehicle importation business and $1.4 million pre-tax ($0.8 million after-tax) of non-recurring transaction costs related to the company’s June 2004 initial public offering (IPO) and subsequent separation from former parent company, ALLETE, Inc.

Quarterly Segment Results

The company’s Auction and Related Services segment second quarter 2005 revenue increased $12.9 million, or over six percent, to $215.5 million compared with $202.6 million in the second quarter of 2004.  Operating profit for the company’s Auction and Related Services segment increased eight percent, or $3.5 million, to $49.8 million, as compared with $46.3 million in the second quarter of 2004.  Revenue per vehicle sold increased six percent to $436 as compared with $410 for the second quarter of 2004, primarily due to selective fee increases, favorable Canadian currency translation of $4.0 million (or eight dollars per vehicle sold) and revenue related to the company’s growing Internet service offerings and other ancillary services.

For the second quarter of 2005, the company’s Dealer Financing segment (AFC) reported a thirteen percent increase in revenues to $32.2 million compared with $28.4 million in the second quarter of 2004.  Operating profit for AFC rose 24 percent to $19.7 million as compared with $15.9 million in the second quarter of 2004. The increases in revenue and operating profit for the second quarter were primarily due to achieving record volume of over 280,000 loan transactions in tandem with an eleven-dollar increase in revenue per loan transaction to $115.

Quarterly segment income statements, including statistical information for fiscal years 2002 through 2005, can be found under the investor relations section of the company’s Web site www.adesainc.com.

Year-to-Date Consolidated Results

For the six months ended June 30, 2005, the company reported revenue of $491.7 million and net income of $70.9 million, or $0.78 per diluted share, compared with revenue of $478.3 million and net income of $61.9 million, or $0.69 per diluted share for 2004.  Net income for fiscal 2005 and 2004, includes discontinued operations charges of $0.1 million and $4.0 million ($0.05 per share), respectively.  Results for the first six months of fiscal 2004 also include $2.6 million pre-tax ($1.6 million after-tax) of non-recurring transaction costs related to the company’s June 2004 IPO and subsequent separation from former parent company, ALLETE, Inc.  Canadian currency translation favorably impacted revenue by $7.5 million for the first six months of fiscal 2005.  Year-to-date financial results for fiscal 2005 also include incremental interest and corporate expenses of approximately $11.8 million ($7.2 million net of tax).

2005 Outlook

As outlined on both the company’s February and April 2005 earnings conference calls, ADESA continues to expect fiscal 2005 income from continuing operations to be approximately $126 million to $131 million.  As a result of the company’s recent share repurchases, ADESA now anticipates its fiscal 2005 weighted average diluted share count will be approximately 90.5 million shares.  Due to the change in weighted average share count, the company has revised upward its fiscal 2005 earnings per share range by $0.02, to $1.39 to $1.45.  Previously, the company had provided fiscal 2005 earnings per share guidance of $1.37 to $1.43, which was based upon 92 million weighted average diluted shares outstanding.

The company’s guidance also reflects the impact of the company’s year-to-date performance relative to vehicle volumes, revenue per vehicle, loan transaction volume and revenue per loan transaction, but does not reflect potential benefits from the company’s recently completed debt refinancing.  The guidance also excludes the impact of a one-time pre-tax charge of approximately $2.8 million for the write-off of unamortized debt financing costs and related expenses related to the previously mentioned debt refinancing in the third quarter of 2005.

ADESA provides earnings guidance on a continuing operations basis because management believes that this presentation provides useful information to investors to assist them in evaluating the company’s results period over period.  As a result, guidance does not reflect matters classified as discontinued operations.  In addition, the earnings guidance does not contemplate such future items as business development activities (including acquisitions), strategic developments (such as restructurings or dispositions of assets or investments), significant litigation, and changes in applicable laws and regulations (including significant accounting and tax matters).  The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for a period.  Prospective quantification of these items is generally not reasonable.

About ADESA, Inc.

Headquartered in Carmel, Indiana, ADESA, Inc. (NYSE: KAR) is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing. The company’s operations span North America with 53 ADESA used vehicle auction sites, 32 Impact salvage vehicle auction sites and 84 AFC loan production offices. For further information on ADESA, Inc., visit the company’s Web site at http://www.adesainc.com.

Earnings Webcast Information

As previously announced, ADESA will conduct a live Webcast, including presentation visuals, tomorrow, Friday, July 29th, at 9:00 a.m. Eastern Daylight Time.  The live Webcast of the conference call, including slides, will be accessible through ADESA’s Web site at www.adesainc.com.  The company recommends that users go to the program at least 10 minutes prior to its start to ensure a connection.  The telephonic replay will be archived under the investor relations section of the ADESA, Inc. Web site.  The call will be hosted by ADESA’s Chairman, President and Chief Executive Officer David Gartzke, and Chief Financial Officer, Cam Hitchcock.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements, including statements regarding anticipated financial results and the company’s 2005 outlook are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements.  The statements are based on assumptions about important factors including: general business conditions; market trends; competition; weather; vehicle production; trends in new and used vehicle sales; business development activities, including acquisitions; economic conditions, including exchange rate and interest rate fluctuations; litigation developments; and the other risk factors described in the company’s Annual Report on Form 10-K, and other risks described from time to time in the company’s filings with the Securities and Exchange Commission.  Many of these risk factors are outside of the company’s control, and as such, they involve risks that are not currently known to the company that could cause actual results to differ materially from forecasted results.  The forward-looking statements in this document are made as of the date hereof and the company does not undertake to update its forward-looking statements.

ADESA, Inc.

Consolidated Statements of Income

(In millions, except per-share data)

(Unaudited)

	Three Months Ended June 30, 2005		Three Months Ended June 30, 2004
	U.S. GAAP Reported		U.S. GAAP Reported	Non-Recurring Item (1)	Adjusted

Operating revenues
Auction and related services	$215.5		$202.6		$202.6
Dealer financing	32.2		28.4		28.4
Total operating revenues	247.7		231.0		231.0

Operating expenses
Cost of services	115.8		110.8		110.8
Selling, general and administrative	56.7	(2)	53.6	$(1.4)	52.2
Depreciation and amortization	10.0		8.9		8.9
Total operating expenses	182.5		173.3	(1.4)	171.9

Operating profit	65.2		57.7	1.4	59.1

Interest expense	8.5	(3)	4.7		4.7
Other income	(2.3)		(0.6)		(0.6)

Income from continuing operations before income taxes	59.0		53.6	1.4	55.0

Income taxes	23.0		21.0	0.6	21.6

Income from continuing operations	$36.0		$32.6	$0.8	$33.4

Loss from discontinued operations, net of income taxes	(0.1)		(4.0)

Net income	$35.9		$28.6

Earnings per share—basic and diluted
Income from continuing operations	$0.40		$0.36	$0.01	$0.37
Loss from discontinued operations, net of income taxes	—		(0.04)
Net income	$0.40		$0.32

Weighted average shares outstanding:
Basic	89.69		89.64		89.64
Diluted	90.14		89.70		89.70

(1)              The non-recurring item in the second quarter of 2004 represents transaction costs consisting primarily of legal and professional fees associated with the company’s initial public offering and separation from former parent company, ALLETE, Inc.

(2)              Includes incremental pre-tax corporate expenses of $1.0 million ($0.6 million after tax).  Incremental corporate expenses consist of salaries, benefits and other expenses due to the addition of corporate level personnel, professional fees, incremental insurance and other costs necessary to support an independent public company.

(3)              Includes incremental pre-tax interest expense of $3.8 million ($2.3 million after tax) resulting from the company’s recapitalization in 2004.

ADESA, Inc.

Consolidated Statements of Income

(In millions, except per-share data)

(Unaudited)

	Six Months Ended		Six Months Ended
	June 30, 2005		June 30, 2004
	U.S. GAAP		U.S. GAAP	Non-Recurring
	Reported		Reported	Item (1)	Adjusted

Operating revenues
Auction and related services	$430.5		$421.0		$421.0
Dealer financing	61.2		57.3		57.3
Total operating revenues	491.7		478.3		478.3

Operating expenses
Cost of services	231.0		231.6		231.6
Selling, general and administrative	112.2	(2)	112.8	$(2.6)	110.2
Depreciation and amortization	19.2		18.1		18.1
Total operating expenses	362.4		362.5	(2.6)	359.9

Operating profit	129.3		115.8	2.6	118.4

Interest expense	16.6	(3)	8.7		8.7
Other income	(3.8)		(1.4)		(1.4)

Income from continuing operations before income taxes	116.5		108.5	2.6	111.1

Income taxes	45.5		42.6	1.0	43.6

Income from continuing operations	$71.0		$65.9	$1.6	$67.5

Loss from discontinued operations, net of income taxes	(0.1)		(4.0)

Net income	$70.9		$61.9

Earnings per share—basic
Income from continuing operations	$0.79		$0.74	$0.02	$0.76
Loss from discontinued operations, net of income taxes	—		(0.05)
Net income	$0.79		$0.69

Earnings per share—diluted
Income from continuing operations	$0.78		$0.74	$0.02	$0.76
Loss from discontinued operations, net of income taxes	—		(0.05)
Net income	$0.78		$0.69

Weighted average shares outstanding:
Basic	90.19		89.12		89.12
Diluted	90.67		89.15		89.15

(1)              The non-recurring items in the first half of 2004 represents transaction costs consisting primarily of legal and professional fees associated with the company’s initial public offering and separation from former parent company ALLETE, Inc.

(2)              Includes incremental pre-tax corporate expenses of $3.9 million ($2.4 million after tax).  Incremental corporate expenses consist of salaries, benefits and other expenses due to the addition of corporate level personnel, professional fees, incremental insurance and other costs necessary to support an independent public company.

(3)              Includes incremental pre-tax interest expense of $7.9 million ($4.8 million after tax) resulting from the company’s recapitalization in 2004.

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ADESA, Inc.

Condensed Consolidated Balance Sheets

(In millions)

	June 30, 2005	December 31, 2004
	(Unaudited)

Cash and cash equivalents	$254.0	$309.4
Trade receivables, net	293.8	161.1
Finance receivables, net	283.1	218.6
Other current assets	45.3	41.7

Total current assets	876.2	730.8

Other assets	619.7	604.5
Property and equipment, net	594.4	578.2

Total assets	$2,090.3	$1,913.5

Current liabilities, excluding current maturities of debt	$505.4	$335.5
Current maturities of debt	37.1	37.1

Total current liabilities	542.5	372.6

Long-term debt	460.5	479.0
Other non-current liabilities	53.4	50.5
Stockholders’ equity	1,033.9	1,011.4

Total liabilities and equity	$2,090.3	$1,913.5

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ADESA, Inc.

Reconciliation of EBITDA

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Income from continuing operations (1)	$36.0	$32.6	$71.0	$65.9
Add back:
Income taxes	23.0	21.0	45.5	42.6
Interest expense	8.5	4.7	16.6	8.7
Depreciation and amortization	10.0	8.9	19.2	18.1
EBITDA (1)	$77.5	$67.2	$152.3	$135.3

Non-recurring transaction-related expenses (2)	—	1.4	—	2.6
EBITDA excluding non-recurring expenses (1)	$77.5	$68.6	$152.3	$137.9

(1)              Includes incremental pre-tax corporate expenses of $1.0 million and $3.9 million for the three and six months ended June 30, 2005 ($0.6 million and $2.4 million after tax).  Incremental corporate expenses consist of salaries, benefits and other expenses due to the addition of corporate level personnel, professional fees, incremental insurance and other costs necessary to support an independent public company.

(2)              Non-recurring transaction costs consist primarily of legal and professional fees associated with the company’s initial public offering and separation from former parent company ALLETE, Inc.

The company believes that EBITDA is a useful supplement and meaningful indicator of earnings performance to be used by its investors, financial analysts and others to analyze the company’s financial performance and results of operations over time.  EBITDA is also used by the company’s creditors in assessing debt covenant compliance.  While the company believes that EBITDA is an important financial measure, it is not presented as an alternative to income from continuing operations or net income as an indicator of operating performance, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles (GAAP).  These measures may not be comparable to similarly titled measures reported by other companies.  A reconciliation of net income, the comparable GAAP measure, to EBITDA for each of the fiscal periods indicated is presented above.

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